SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On December 19, 2014, Walgreen Co., an Illinois corporation (the “Company” or “Walgreens”), and Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA” or “Walgreens Boots Alliance”) and direct, wholly owned subsidiary of Walgreens, entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with the lenders party thereto and Mizuho Bank, Ltd., as administrative agent. The Revolving Credit Agreement is a 364-day unsecured, multicurrency revolving facility. The aggregate commitment of all lenders under the Revolving Credit Agreement will be equal to $750 million.

The Company will be the initial borrower under the Revolving Credit Agreement. To the extent that the Holdco Reorganization (as defined in the Revolving Credit Agreement) is consummated on or prior to the Alliance Boots Acquisition Closing Date (as defined in the Revolving Credit Agreement) (and subject to the satisfaction (or waiver) of certain other conditions set forth therein), WBA will also be a borrower under the Revolving Credit Agreement. Walgreens or, to the extent that the Holdco Reorganization is consummated on or prior to the Alliance Boots Acquisition Closing Date, WBA, as applicable, may also designate any wholly owned subsidiary as a borrower under the Revolving Credit Agreement subject to certain conditions set forth therein (each, a “Designated Borrower”).

To the extent the Holdco Reorganization is consummated on or prior to the Alliance Boots Acquisition Closing Date, Walgreens will guarantee (the “Walgreens Revolving Credit Agreement Guarantee”) the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of WBA under the Revolving Credit Agreement, which guarantee shall remain in full force and effect for so long as (A) the aggregate outstanding principal amount of Capital Markets Indebtedness, including the Existing Notes, and Commercial Bank Indebtedness (as those terms are defined in the Revolving Credit Agreement), in each case, of Walgreens is greater than or equal to $2.0 billion, (B) Walgreens guarantees any Capital Markets Indebtedness or Commercial Bank Indebtedness, in each case, of WBA, or (C) Walgreens guarantees any obligations of Walgreens Boots Alliance under either the Revolving Credit Agreement, dated as of November 10, 2014, among Walgreens, Walgreens Boots Alliance, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto (as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time) or the Term Loan Credit Agreement, dated as of November 10, 2014, among Walgreens, Walgreens Boots Alliance, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto (as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time). In addition, Walgreens or, to the extent that the Holdco Reorganization is consummated on or prior to the Alliance Boots Acquisition Closing Date, WBA, as applicable, will guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Designated Borrower under the Revolving Credit Agreement.

The ability of any borrower to request the making of revolving loans under the Revolving Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein. Subject to the terms of the Revolving Credit Agreement, any borrower may borrow, repay and reborrow revolving loans at any time prior to the earlier of (a) the date that is the Business Day

(as defined in the Revolving Credit Agreement) immediately preceding the one year anniversary of the Alliance Boots Acquisition Closing Date, (b) the date that is 30 days after the one year anniversary of the Effective Date (as defined in the Revolving Credit Agreement), and (c) the date of termination in whole of the lenders’ commitments under the Revolving Credit Agreement in accordance with the terms thereof. Revolving loans will be available, at the option of the applicable borrower, in Dollars, Sterling, Euros, Yen, Swiss Franc or any other currency approved in accordance with the terms of the Revolving Credit Agreement.

Borrowings under the Revolving Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the applicable borrower’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case, plus an applicable margin calculated based on Walgreens’ or, to the extent that the Holdco Reorganization is consummated on or prior to the Alliance Boots Acquisition Closing Date, WBA’s credit ratings. In addition, Walgreens or, to the extent that the Holdco Reorganization is consummated on or prior to the Alliance Boots Acquisition Closing Date, WBA will also pay to the lenders under the Revolving Credit Agreement certain customary fees, including a commitment fee on the daily actual excess of each lender’s commitment over its outstanding credit exposure under the Revolving Credit Agreement, calculated based on Walgreens’ or, to the extent that the Holdco Reorganization is consummated on or prior to the Alliance Boots Acquisition Closing Date, WBA’s credit ratings.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Revolving Credit Agreement.

The Revolving Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type, as well as a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first quarter-end after the Effective Date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the Revolving Credit Agreement and giving effect to the Alliance Boots Acquisition (as defined in the Revolving Credit Agreement) (and the repayment or refinancing of indebtedness of the Company, Alliance Boots GmbH (“Alliance Boots”) and their respective subsidiaries in connection therewith)) shall not be greater than 0.60:1.00.

The Revolving Credit Agreement also contains various events of default (subject to grace periods, as applicable) including among others: nonpayment of principal, interest or fees when due; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Walgreens Revolving Credit Agreement Guarantee (so long as the Holdco Reorganization is consummated on or prior to the Alliance Boots Acquisition Closing Date), the Revolving Credit Agreement or any note issued in accordance therewith.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Some of the lenders under the Revolving Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Walgreens, Walgreens Boots Alliance and their respective subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Amendment to Agreement and Plan of Merger

On December 23, 2014, Walgreens entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of October 17, 2014 (the “Reorganization Merger Agreement”), by and among the Company, Walgreens Boots Alliance, and Ontario Merger Sub, Inc., (“Merger Sub”), pursuant to which Merger Sub will merge with and into Walgreens (the “Reorg Merger”) and Walgreens will survive the Reorg Merger as a wholly owned subsidiary of Walgreens Boots Alliance. The Amendment modified the definition of “Effective Time” to provide that the Reorg Merger will become effective at 12:01 a.m. Central Standard Time on December 31, 2014, subject to the due filing of the Articles of Merger with the Secretary of State of Illinois. The Amendment also clarified that each fraction of a share of Walgreens common stock, par value $0.078125 per share, issued and outstanding immediately prior to the Reorg Merger will be converted into and exchanged for an equivalent fraction of a share of Walgreens Boots Alliance common stock, par value $0.01 per share (“Walgreens Boots Alliance Common Stock”) in the Reorg Merger. The Amendment also provided that the articles of incorporation and bylaws of Walgreens, as in effect immediately prior to the Effective Time, will remain in effect as the articles of incorporation and bylaws of the Surviving Company (as defined in the Reorganization Merger Agreement) until thereafter amended in accordance with applicable law and the applicable provisions of the articles of incorporation and bylaws.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Reorg Merger, on December 19, 2014, Walgreens issued a press release announcing that it had notified the New York Stock Exchange (“NYSE”) and the Chicago Stock Exchange (“CHX”) of its intention to voluntarily withdraw its common stock from listing on both the NYSE and the CHX and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) solely in respect of such exchanges upon the closing of the Reorg Merger. Walgreens’ proposed delisting is contingent upon the closing of the Reorg Merger, which is subject to, among other conditions, the receipt of shareholder approval.

Walgreens also announced on December 19, 2014 that it intends to apply to list the shares of Walgreens Boots Alliance Common Stock to be issued in the Reorg Merger on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “WBA” following the closing of the

Reorg Merger. The new CUSIP number for Walgreens Boots Alliance Common Stock will be 931427 108. Listing will be subject to the closing of the Reorg Merger and to Walgreens Boots Alliance satisfying the listing requirements of Nasdaq.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Memorandum of Understanding

On December 5, 2014, a Walgreens shareholder brought a putative class action in the U.S. District Court for the Northern District of Illinois against Walgreens, Walgreens Boots Alliance, and the members of the Walgreens Board of Directors (the “Board”) alleging violations of Section 14(a) and Section 20(a) of the Exchange Act, and breaches of the Board’s fiduciary duty of disclosure under Illinois state law (Hays v. Babiak, et al., Civil Action No. 1:14-cv-09786). On December 12, 2014, another Walgreens shareholder brought a substantially similar complaint, also in the U.S. District Court for the Northern District of Illinois (Potocki v. Skinner, et al., Civil Action No. 14-cv-10006) (collectively, the “Litigation”). These actions allege that the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) in connection with the special meeting of Walgreens shareholders scheduled for December 29, 2014 are false or misleading in various respects. Plaintiffs seek injunctive and other relief. Defendants believe that the allegations asserted in the two actions are without merit.

On December 23, 2014, solely to avoid the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Walgreens entered into a memorandum of understanding with the plaintiffs in both actions (the “Memorandum of Understanding”) to settle the Litigation. Pursuant to the Memorandum of Understanding, Walgreens has agreed to make certain supplemental disclosures to the definitive proxy statement/prospectus (the “Proxy Statement”) filed by Walgreens and Walgreens Boots Alliance with the SEC and first mailed to Walgreens shareholders on or about November 24, 2014. The proposed settlement is subject to, among other things, approval of the U.S. District Court for the Northern District of Illinois (the “Court”).

Under the terms of the proposed settlement, following final Court approval, the two cases will be dismissed with prejudice. There can be no assurances, however, that the parties will ultimately enter into a stipulation of settlement or that Court approval of the settlement will be obtained. In such event, the proposed settlement as contemplated by the Memorandum of Understanding may be terminated.

Supplemental Disclosures

The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Proxy Statement, and terms used below have the meanings set forth in the Proxy Statement, unless otherwise defined below. Without admitting in any way that the disclosures below are material or otherwise required by law, Walgreens makes the following supplemental disclosures. Additional disclosures are underlined and italicized for convenience.

The following disclosure is added as a new paragraph following the first full paragraph on page 6 under the heading “Questions and Answers About the Walgreens Special Meeting”.

Prior to the appointment of Mr. Rosenstein to the Board, Mr. Rosenstein and senior management of Walgreens had engaged in preliminary discussions during which Mr. Rosenstein expressed his views regarding Walgreens and its strategic direction and prospects. In connection with these preliminary discussions, on August 5, 2014, Walgreens entered into a confidentiality agreement with JANA. Thereafter, senior management of Walgreens engaged in further discussions with Mr. Rosenstein and extended the term of the original confidentiality agreement with JANA. Also during this period, representatives of Walgreens and Wachtell Lipton negotiated the terms of the Nomination and Support Agreement with representatives of JANA. In connection with these discussions, and following further consultation with management and Walgreens’ financial and legal advisors, the Walgreens Board determined that Mr. Rosenstein would be a valuable addition to the Board, and Walgreens and JANA entered into the Nomination and Support Agreement on September 5, 2014.

The following disclosure supplements and restates the last paragraph on page 30 continuing onto the first paragraph on page 31 under the heading “Risk Factors—Risks Related to the Step 2 Acquisition”.

Currently, the SP Investors collectively own approximately 7.7% of the outstanding shares of Walgreens common stock and the KKR Investors collectively own approximately 0.7% of the outstanding shares of Walgreens common stock. While the final allocation between cash and shares to be received by each of the SP Investors, the KKR Investors, and other investors in AB Acquisitions (the “Other Investors”) has not yet been determined, and will be determined by the Sellers, the SP Investors, the KKR Investors and the Other Investors, and not by Walgreens or Walgreens Boots Alliance, the beneficial ownership of each of the SP Investors, the KKR Investors and the Other Investors is expected to significantly increase following completion of the Step 2 Acquisition. Assuming that the SP Investors and the KKR Investors each receive shares of Walgreens Boots Alliance (or Walgreens, as applicable) based on their current pro rata ownership of AB Acquisitions, and after giving effect to the MEP Restructuring described elsewhere in this proxy statement/prospectus, the SP Investors are expected to hold approximately 11.3% of the pro forma total outstanding shares of the combined company and the KKR Investors are expected to hold approximately 4.6% of the pro forma total outstanding shares of the combined company (in each case, based on the number of shares of Walgreens common stock outstanding as of November 17, 2014, assuming completion of the Step 2 Acquisition and the issuance of 144,333,468 shares as of that date) and assuming, for purposes of calculating the interests of the MEP, a share price of $72.32. AB Acquisitions may not distribute any of the shares of Walgreens Boots Alliance (or Walgreens, as applicable) common stock it will receive on completion of the Step 2 Acquisition to its investors until the date that is nine months after the completion of the Step 2 Acquisition and, unless the SP Investors and the KKR Investors have elected to put certain guarantees in place, may not distribute more than 10% of such shares until the date that is twelve months after the completion of the Step 2 Acquisition. See “The Purchase and Option Agreement – Indemnification”. Accordingly, because the SP

Investors and the KKR Investors control 100% of the voting stock of AB Acquisitions, until the date that AB Acquisitions distributes to its investors the shares of Walgreens Boots Alliance (or Walgreens, as applicable) to be received on the completion of the Step 2 Acquisition, the SP Investors and the KKR Investors may control the voting power of all such shares.

The following disclosure supplements and restates the last paragraph on page 35 continuing onto the first paragraph on page 36 under the heading “Risk Factors—Risks Related to the Step 2 Acquisition”.

Currently, the SP Investors collectively own approximately 7.7% of the outstanding shares of Walgreens common stock and the KKR Investors collectively own approximately 0.7% of the outstanding shares of Walgreens common stock. While the final allocation between cash and shares to be received by each of the SP Investors, the KKR Investors, and the Other Investors has not yet been determined, and will be determined by the Sellers, the SP Investors, the KKR Investors and the Other Investors, and not by Walgreens or Walgreens Boots Alliance, the beneficial ownership of each of the SP Investors, the KKR Investors and the Other Investors is expected to significantly increase following completion of the Step 2 Acquisition. Assuming that the SP Investors and the KKR Investors each receive shares of Walgreens Boots Alliance (or Walgreens, as applicable) based on their current pro rata ownership of AB Acquisitions, and after giving effect to the MEP Restructuring described elsewhere in this proxy statement/prospectus, the SP Investors are expected to hold approximately 11.3% of the pro forma total outstanding shares of the combined company and the KKR Investors are expected to hold approximately 4.6% of the pro forma total outstanding shares of the combined company (in each case, based on the number of shares of Walgreens common stock outstanding as of November 17, 2014, assuming completion of the Step 2 Acquisition and the issuance of 144,333,468 shares as of that date) and assuming, for purposes of calculating the interests of the MEP, a share price of $72.32. AB Acquisitions may not distribute any of the shares of Walgreens Boots Alliance (or Walgreens, as applicable) common stock it will receive on completion of the Step 2 Acquisition to its investors until the date that is nine months after the completion of the Step 2 Acquisition and, unless the SP Investors and the KKR Investors have elected to put certain guarantees in place, may not distribute more than 10% of such shares until the date that is twelve months after the completion of the Step 2 Acquisition. See “The Purchase and Option Agreement – Indemnification”. Accordingly, because the SP Investors and the KKR Investors control 100% of the voting stock of AB Acquisitions, until the date that AB Acquisitions distributes to its investors the shares of Walgreens Boots Alliance (or Walgreens, as applicable) to be received on the completion of the Step 2 Acquisition, the SP Investors and the KKR Investors may control the voting power of all such shares. Under the Shareholders Agreement, the SP Investors and the KKR Investors have agreed to, for so long as the SP Investors have the right to designate the SP Investor Designee (or Mr. Pessina continues to serve as Executive Chairperson or Chief Executive Officer of Alliance Boots) and for so long as the KKR Investors have the right to designate the KKR Investor Designee, respectively, vote all of their shares of common stock in accordance with the Walgreens Boots Alliance Board of Directors’ recommendation on matters submitted to a vote of our shareholders (including with respect to the election of directors). See “Walgreens Shareholders Agreement.”

The following disclosure is added as a new paragraph following the first full paragraph on page 45 under the heading “The Walgreens Special Meeting—Nomination and Support Agreement”.

Prior to the appointment of Mr. Rosenstein to the Board, Mr. Rosenstein and senior management of Walgreens had engaged in preliminary discussions during which Mr. Rosenstein expressed his views regarding Walgreens and its strategic direction and prospects. In connection with these preliminary discussions, on August 5, 2014, Walgreens entered into a confidentiality agreement with JANA. Thereafter, senior management of Walgreens engaged in further discussions with Mr. Rosenstein and extended the term of the original confidentiality agreement with JANA. Also during this period, representatives of Walgreens and Wachtell Lipton negotiated the terms of the Nomination and Support Agreement with representatives of JANA. In connection with these discussions, and following further consultation with management and Walgreens’ financial and legal advisors, the Walgreens Board determined that Mr. Rosenstein would be a valuable addition to the Board, and Walgreens and JANA entered into the Nomination and Support Agreement on September 5, 2014.

The following disclosure supplements and restates the first full paragraph on page 53 under the heading “The Transactions—Background of the Transactions”.

On July 30, 2014, the Walgreens Board again met to discuss the timing, structure and other aspects of the potential Step 2 Acquisition. Present at the meeting were Messrs. Wasson, Miquelon and Sabatino, who, along with Mr. Vainisi, and with the support of Walgreens’ outside advisors at Wachtell Lipton and Goldman Sachs, led the negotiation process with the Sellers on behalf of Walgreens with respect to the terms of the Amendment, the acceleration of the option exercise period and the structure of the combined company, and other members of the Walgreens management team, as well as representatives of Wachtell Lipton, Goldman Sachs and Lazard, also engaged as financial advisor to Walgreens. During the meeting, management and the Board discussed the conclusions and recommendation of the Transaction Committee and that, despite significant and good faith efforts on all sides, involving various specific revised transaction structures and terms, the parties were unable to reach consensus with respect to an inversion structure that provided Walgreens with the requisite level of confidence of withstanding potentially extensive IRS review and scrutiny. Accordingly, management reviewed for the Board its continued recommendation that the optimal structure under the Purchase and Option Agreement involved a newly formed U.S. holding company. Management also discussed with the Board the transaction process to date, including the due diligence process and results, the extensive analysis regarding the benefits and risks associated with an acceleration of the option exercise period, and the continued expected compelling value to Walgreens and its shareholders from completing the Step 2 Acquisition, including the strategic and financial rationale supporting a full combination, and the ability to build on value already recognized and to benefit from complementary capabilities, business model and profit pool diversification, and procurement and other synergy potential. Walgreens management also described for the Board the current negotiations with Alliance Boots regarding the proposed amendment to the Purchase and Option Agreement to provide for an accelerated exercise of the Call Option but otherwise on the existing terms of the Purchase and Option Agreement.

The following disclosure is added as a new paragraph following the last full paragraph on page 53 under the heading “The Transactions—Background of the Transactions”.

On August 4, 2014, Wade D. Miquelon resigned his position as Walgreens Executive Vice President, Chief Financial Officer and President, International. On that date, Mr. Miquelon also entered into a Transition and Separation Agreement with Walgreens. On October 16, 2014, Mr. Miquelon filed a lawsuit against Walgreens in Illinois state court captioned Miquelon v. Walgreen Co., No. 14-ch-16825, Cook County, Illinois Circuit Court (the “Lawsuit”). The Lawsuit alleges, among other things, that, shortly after Mr. Miquelon’s termination, certain Walgreens executives met with investors and made disparaging and defamatory comments about Mr. Miquelon. The Lawsuit asserts claims against Walgreens for Declaratory Judgment, Breach of the Transition and Separation Agreement, Defamation Per Se, and Tortious Interference with Prospective Economic Advantage, and seeks damages and injunctive relief. Walgreens believes these claims are without merit and intends to vigorously defend these claims.

The following disclosure supplements and restates the second full paragraph on page 54 under the heading “The Transactions—Background of the Transactions”.

At the conclusion of the meeting, the Walgreens Board (excluding Messrs. Pessina and Murphy, who, as a result of their interest in the proposed transaction, recused themselves from the Board’s decision to exercise the Call Option) unanimously approved the amendment to the Purchase and Option Agreement and the exercise of the Call Option and recommended that the Walgreens shareholders approve the Share Issuance and Reorganization.

The following disclosure is added as new bullets to the list of bullets beginning on the end of page 57 under the heading “The Transactions—Recommendation of the Board; Reasons for the Recommendation to Walgreens Shareholders by the Board”.

•	the fact that Walgreens has not previously completed a transaction comparable in size or scope;

•	the potential challenges and uncertainties surrounding whether Walgreens’ and Alliance Boots’ unique corporate cultures will work collaboratively in an efficient and effective manner;

•	the potential challenges and uncertainties related to the coordination of geographically separate organizations; and

•	the risk that the Transactions will increase Walgreens’ exposure to certain joint ventures and investments of Alliance Boots over which Walgreens may not have sole control and may operate in sectors that differ from Walgreens’ or Alliance Boots’ current operations.

The following disclosure supplements and restates the first full paragraph on page 87 under the heading “Walgreens’ Directors and Executive Officers May Have Financial Interests in the Transactions”.

Currently, the SP Investors collectively own approximately 7.7% of the outstanding shares of Walgreens common stock and the KKR Investors collectively own approximately 0.7%

of the outstanding shares of Walgreens common stock. While the final allocation between cash and shares to be received by each of the SP Investors, the KKR Investors, and the Other Investors has not yet been determined, and will be determined by the Sellers, the SP Investors, the KKR Investors and the Other Investors, and not by Walgreens or Walgreens Boots Alliance, the beneficial ownership of each of the SP Investors, the KKR Investors and the Other Investors is expected to significantly increase following completion of the Step 2 Acquisition. Assuming that the SP Investors and the KKR Investors each receive shares of Walgreens Boots Alliance (or Walgreens, as applicable) based on their current pro rata ownership of AB Acquisitions, and after giving effect to the MEP Restructuring described elsewhere in this proxy statement/prospectus, the SP Investors are expected to hold approximately 11.3% of the pro forma total outstanding shares of the combined company and the KKR Investors are expected to hold approximately 4.6% of the pro forma total outstanding shares of the combined company (in each case, based on the number of shares of Walgreens common stock outstanding as of November 17, 2014, assuming completion of the Step 2 Acquisition and the issuance of 144,333,468 shares as of that date) and assuming, for purposes of calculating the interests of the MEP, a share price of $72.32. AB Acquisitions may not distribute any of the shares of Walgreens Boots Alliance (or Walgreens, as applicable) common stock it will receive on completion of the Step 2 Acquisition to its investors until the date that is nine months after the completion of the Step 2 Acquisition and, unless the SP Investors and the KKR Investors have elected to put certain guarantees in place, may not distribute more than 10% of such shares until the date that is twelve months after the completion of the Step 2 Acquisition. See “The Purchase and Option Agreement – Indemnification”. Accordingly, because the SP Investors and the KKR Investors control 100% of the voting stock of AB Acquisitions, until the date that AB Acquisitions distributes to its investors the shares of Walgreens Boots Alliance (or Walgreens, as applicable) to be received on the completion of the Step 2 Acquisition, the SP Investors and the KKR Investors may control the voting power of all such shares. As of November 17, 2014, Mr. Murphy also owns directly 798 shares of Walgreens common stock and 6,997 deferred stock units in respect of 6,997 shares of Walgreens common stock, awarded to Mr. Murphy in his capacity as a member of the Board under the Walgreen Co. 2013 Omnibus Incentive Plan. The deferred stock units settle in cash in two installments, the first of which occurs within thirty days following his termination of service as a director and the second of which occurs one year after the first settlement date. The ownership of Walgreens Boots Alliance (or Walgreens, as applicable) common stock by each of the SP Investors and KKR Investors will remain subject to the terms of Shareholders Agreement. The Shareholders Agreement provides certain rights to the SP Investors and the KKR Investors including, among other things, that for so long as the SP Investors and the KKR Investors continue to meet certain beneficial ownership thresholds and subject to certain other conditions, the SP Investors and the KKR Investors, respectively, will each be entitled to designate one nominee to the Board for inclusion in the Board’s slate of directors. Mr. Pessina currently serves as the SP Investor Designee and Mr. Dominic Murphy currently serves as the KKR Investor Designee. See “Walgreens Shareholders Agreement.”

As previously disclosed on December 10, 2014, Walgreens announced that Mr. Gregory D. Wasson informed the Board of Walgreens that he will retire as President and Chief Executive Officer, and as a member of the Board of Walgreens (or, assuming the completion of the Reorganization, the Board of Walgreens Boots Alliance, as applicable), effective shortly after the completion of the Step 2 Acquisition (such effective time, the “Transition Time”). The following disclosures supplement that disclosure.

Mr. Pessina was selected to serve as Acting Chief Executive Officer as of the Transition Time based on a number of factors considered by the Board of Walgreens. These included Mr. Pessina’s considerable knowledge of the industries in which both Walgreens and Alliance Boots operate, his familiarity with both Walgreens’ and Alliance Boots’ respective businesses and leadership teams and his international experience and background in managing global businesses.

Additional Supplemental Disclosures in Connection with the Amendment

The following disclosure is added to the end of the first paragraph on page 219 under the heading “Reorganization Merger Agreement—Description of the Reorganization and the Reorganization Merger Agreement”.

The Reorg Merger will become effective at 12:01 a.m. Central Standard Time on December 31, 2014, subject to the due filing of Articles of Merger with the Secretary of State of Illinois.

The following disclosure supplements and restates the last sentence on page 220 under the heading “Reorganization Merger Agreement”.

Fractional Shares. Each outstanding fraction of a share of Walgreens common stock will be converted into an equivalent fraction of a share of Walgreens Boots Alliance common stock in the Reorg Merger.

As previously disclosed on December 10, 2014, the Board of Walgreens formed a Search Committee to identify a permanent Chief Executive Officer following Mr. Wasson’s retirement. The following disclosures supersede that disclosure.

The Board has determined that James A. Skinner, the current Chairman of the Board, will serve as Chairman of the Search Committee of the Board (the “Search Committee”). The other members of the Search Committee will be David J. Brailer, William C. Foote, Stefano Pessina, Barry Rosenstein and Nancy M. Schlichting.

Transition Awards

On December 17, 2014, the Compensation Committee of the Board approved an amendment to the restricted stock unit award agreements for the special transition awards granted on September 15, 2014 to certain executive officers of the Company, including Mark A. Wagner, President, Business Operations, and Thomas J. Sabatino, Jr., Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary, and for the special transition awards granted on October 7, 2014 to Timothy R. McLevish, Executive Vice President and Chief Financial Officer. The amendment modifies the original terms of the special transition awards, which are described in the Proxy Statement under the heading “Walgreens’ Directors and Executive Officers May Have Financial Interests in the Transactions,” to provide that, in the event the executive officer is terminated without cause prior to the end of the vesting period, any remaining unvested restricted stock units subject to the award will become fully vested as of the later of the date of termination of employment and the date of the completion of the Company’s pending acquisition of the remaining 55% of Alliance Boots that it does not currently own pursuant to the Purchase and Option Agreement, dated as of June 18, 2012, as amended, by and among the Company, Alliance Boots, and AB Acquisitions Holdings Limited.

The foregoing description of the amendment to the special transition awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Restricted Stock Unit Agreements, as amended (Special Transition Awards), which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Targeted Completion Date of the Reorg Merger and Step 2 Acquisition

As previously disclosed, Walgreens will hold a special meeting of shareholders on December 29, 2014 relating to, among other things, the Reorg Merger and the issuance of shares of common stock in connection with the acquisition of the remaining 55% of Alliance Boots that Walgreens does not currently own (the “Step 2 Acquisition”). Subject to the receipt of shareholder approval of the Reorg Merger and the share issuance in connection with the Step 2 Acquisition, and the satisfaction of other closing conditions, Walgreens expects to complete the Reorg Merger and the Step 2 Acquisition on December 31, 2014.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

2.1	Amendment No. 1 dated December 23, 2014, to the Agreement and Plan of Merger, dated October 17, 2014, by and among Walgreen Co., Walgreens Boots Alliance, Inc., and Ontario Merger Sub, Inc.

10.1	Revolving Credit Agreement, dated as of December 19, 2014, among Walgreen Co., Walgreens Boots Alliance, Inc., the lenders from time to time party thereto and Mizuho Bank, Ltd., as administrative agent

10.2	Form of Restricted Stock Unit Agreement, as amended (Special Transition Awards)

99.1	Walgreen Co. press release issued on December 19, 2014

Cautionary Note Regarding Forward-Looking Statements

Statements in this communication that are not historical are forward-looking statements for purposes of applicable securities laws. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including: the risks that one or more closing conditions to the transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions or that the required approvals by the Company’s shareholders may not be obtained; the risk of a material adverse change that the

Company or Alliance Boots or either of their respective businesses may suffer as a result of disruption or uncertainty relating to the transactions; risks associated with changes in economic and business conditions generally or in the markets in which we or Alliance Boots participate; risks associated with new business areas and activities; risks associated with acquisitions, joint ventures, strategic investments and divestitures, including those associated with cross-border transactions; risks associated with governance and control matters; risks associated with the Company’s ability to timely arrange for and consummate financing for the contemplated transactions on acceptable terms; risks relating to the Company and Alliance Boots’ ability to successfully integrate our operations, systems and employees, realize anticipated synergies and achieve anticipated financial results, tax and operating results in the amounts and at the times anticipated; the potential impact of announcement of the transactions or consummation of the transactions on relationships and terms, including with employees, vendors, payers, customers and competitors; the amounts and timing of costs and charges associated with our optimization initiatives; our ability to realize expected savings and benefits in the amounts and at the times anticipated; changes in management’s assumptions; the risks associated with transitions in supply arrangements; risks that legal proceedings may be initiated related to the transactions; the amount of costs, fees, expenses and charges incurred by Walgreens and Alliance Boots related to the transactions; the ability to retain key personnel; changes in financial markets, interest rates and foreign currency exchange rates; the risks associated with international business operations; the risk of unexpected costs, liabilities or delays; changes in network participation and reimbursement and other terms; risks associated with the operation and growth of our customer loyalty program; risks associated with outcomes of legal and regulatory matters, and changes in legislation, regulations or interpretations thereof; and other factors described in Item 1A (Risk Factors) of our most recent Form 10-K, as amended, which is incorporated herein by reference, and in other documents that we file or furnish with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this communication, whether as a result of new information, future events, changes in assumptions or otherwise.

Important Information for Investors and Shareholders

In connection with the proposed transactions between Walgreens and Alliance Boots GmbH, WBA has filed with the SEC a registration statement on Form S-4 and two amendments thereto, as well as a definitive prospectus of WBA and a definitive proxy statement of Walgreens in connection with the proposed transactions. The registration statement, as amended, was declared effective by the SEC on November 24, 2014, and the definitive proxy statement/prospectus was mailed to Walgreens’ shareholders on or about November 24, 2014. INVESTORS AND SECURITY HOLDERS OF WALGREENS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY

CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Walgreens or WBA through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Walgreens or WBA will be available free of charge on Walgreens’ internet website at www.walgreens.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Walgreens’ Investor Relations Department at (847) 315-2361.

Participants in the Solicitation

Walgreens, Alliance Boots GmbH, WBA and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Walgreens common stock in respect of the proposed transactions. You can find information about Walgreens’ directors and executive officers in Walgreens’ Annual Report on Form 10-K for the year ended August 31, 2014, as amended. Additional information regarding the persons who are, under the rules of the SEC, participants in the solicitation of proxies in favor of the proposed transactions is set forth in the definitive proxy statement/prospectus. You can obtain free copies of these documents, which are filed with the SEC, from Walgreens using the contact information above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: December 23, 2014	By:	/s/ Thomas J. Sabatino, Jr.
	Name:	Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary